CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated November 14, 2001, relating to the financial statements and financial highlights which appear in the September 30, 2001 Annual Report to Shareholders of the Profit Value Fund, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights" and "Auditors" in such Registration Statement.



/s/ PricewaterhouseCoopers LLP

Columbus, Ohio
January 15, 2002